Exhibit 99.1

AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: February 10, 2022

PayU Fintech Investments B.V.

By:	/s/ Serge de Reus

Serge de Reus
Director

Naspers Limited

By:	/s/ Vasileios Sgourdos

Vasileios Sgourdos
Authorized Representative

Prosus N.V.

By:	/s/ Vasileios Sgourdos

Vasileios Sgourdos
Executive Director